UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2025

PureCycle Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40234	86-2293091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 North Orange Avenue, Suite 106
Orlando, Florida		32801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 648-3565

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Subscription Agreement

On February 5, 2025, PureCycle Technologies, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “Investors”), including affiliates of Sylebra Capital Management (“Sylebra Capital”), Pleiad Asia Master Fund, Pleiad Asia Equity Master Fund and affiliates of Samlyn Capital, LLC, pursuant to which the Company agreed to sell to the Investors, in a private placement (the “Offering”), an aggregate of 4,091,293 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price of $8.0655 per share. The transactions contemplated by the Subscription Agreements closed on February 6, 2025. The gross proceeds to the Company from the Offering were approximately $33.0 million before deducting fees and other estimated offering expenses.

As part of the Subscription Agreements, the Company is required to prepare and file a registration statement or register the Common Stock sold in the Offering for resale on an existing registration statement, including the Company’s existing shelf registration statement filed with the Securities and Exchange Commission (the “Commission”) on January 31, 2025 (in either case, the “Registration Statement”), with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of the Common Stock. The Company is required to have such Registration Statement declared effective by the Commission within 60 calendar days (or 90 calendar days in the event of a “full review” by the Commission) following the date of the Offering.

Pursuant to a board representation agreement, dated March 7, 2022, Sylebra Capital has been granted the right to designate (i) one person to be nominated for election to the Board so long as Sylebra Capital together with its affiliates beneficially owns at least 10.0% of the outstanding shares of Common Stock, and (ii) two persons to be nominated for election to the Board so long as Sylebra Capital together with its affiliates beneficially owns at least 15.0% of the outstanding shares of Common Stock, subject to certain exceptions, including that Sylebra Capital together with its affiliates will not be entitled to designate more than two nominees.

Amendment to the Credit Agreement

The Company is also party to a Revolving Credit Facility pursuant to a credit agreement (the “Revolving Credit Agreement”) dated as of March 15, 2023, with PureCycle Technologies Holdings Corp. PureCycle Technologies, LLC, and PureCycle Augusta, LLC (the “Guarantors”), Sylebra Capital Partners Master Fund, LTD, Sylebra Capital Parc Master Fund, and Sylebra Capital Menlo Master Fund (collectively, the “Lenders”), and Madison Pacific Trust Limited (the “Administrative Agent” and “Security Agent”). In conjunction with the Offering, on February 5, 2025, the Company, the Guarantors, the Administrative Agent, the Security Agent and the Lenders executed a Limited Consent and Seventh Amendment to the Credit Agreement (“Limited Consent and Seventh Amendment to Credit Agreement”) to, among other things, permit the Offering and the transactions contemplated thereby. The lenders and their affiliates are greater than 5% beneficial owners of the Company.

The foregoing summaries of the Subscription Agreements and the Limited Consent and Seventh Amendment to Credit Agreement are subject to, and qualified in their entirety by, the text of the form of Subscription Agreement and the Limited Consent and Seventh Amendment to Credit Agreement, as applicable, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and incorporated herein by reference. A copy of the press release announcing the Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02. The securities being sold pursuant to the Subscription Agreements are being sold and issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and/or Rule 506 promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit Number	Description of Exhibit
10.1	Form of Subscription Agreement
10.2	Redline of Conformed Credit Agreement (through Seventh Amendment)
99.1	Press release dated February 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PureCycle Technologies, Inc.

Date:	February 6, 2025	By:	/s/ Jaime Vasquez
Jaime Vasquez, Chief Financial Officer